                     RESTATED CERTIFICATE OF INCORPORATION

                                      OF

                         PHYSICIANS QUALITY CARE, INC.


     Physicians Quality Care, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware, hereby certifies as follows:

     1. The name of this corporation is Physicians Quality Care, Inc. This corporation's original name was Physicians Quality Care Network, Inc. The date of filing of the corporation's original Certificate of Incorporation in the Office of the Secretary of State of the State of Delaware was March 20, 1995. A Certificate of Amendment to the Certificate of Incorporation was filed with the Office of the Secretary of State of the State of Delaware On each of April 27, 1995 and on June 21, 1995 and Amended and Restated Certificates of Incorporation were filed therewith on June 30, 1995, August 30, 1996 and June 23 , 1997.

     2. This Restated Certificate of Incorporation restates and integrates and further amends the provisions of the Corporation's Amended and Restated Certificate of Incorporation, which amendments have been approved by the stockholders of the Corporation by written consent dated as of July 2, 1998. This Restated Certificate of Incorporation has been adopted by the Board of Directors and the stockholders of the Corporation in accordance with Sections 228, 245(b) and 242 of the General Corporation Law of the State of Delaware, and written notice of consent has been given to all stockholders who have not consented in writing to this Restated Certificate of Incorporation.

     3.   The text of this Restated Certificate of Incorporation is as follows:

     FIRST:     The name of the Corporation is Physicians Quality Care, Inc.
(the "Corporation").

     SECOND:    The address of the Corporation's registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street in the City of Wilmington, County of New Castle. The name of the registered agent of the Corporation at such address is The Corporation Trust Company.

     THIRD:     The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

     FOURTH:    Capital Stock.

     3.1 Authorized Shares. The total number of shares of capital stock that the Corporation has authority to issue is one hundred eighty-six million, one hundred sixty-eight thousand, eight hundred forty-seven (186,168,847) shares, consisting of:

                (1) one hundred thirty-five million (135,000,000) shares of Class A Common Stock, par value $0.01 per share ("Class A Common Stock");

                (2) six million, seven hundred twenty-seven thousand, forty-three (6,727,043) shares of Class B-1 Common Stock, par value $0.01 per share ("Class B-1 Common Stock");

                (3) four million, two hundred eighty-seven thousand, nine hundred fifty-seven (4,287,957) shares of Class B-2 Common Stock, par value $0.01 per share ("Class B-2 Common Stock");

                (4) twenty-seven million, six hundred ninety-two thousand, three hundred nine (27,692,309) shares of Class C Common Stock, par value $0.01 per share ("Class C Common Stock");

                (5) two million, four hundred sixty-one thousand, five hundred thirty-eight (2,461,538) shares of Class L Common Stock, par value $0.01 per share ("Class L Common Stock"); and

                (6) ten million (10,000,000) shares of Preferred Stock, par value $0.01 per share ("Preferred Stock").

     The Class B-1 Common Stock and the Class B-2 Common Stock are referred to collectively as the "Class B Common Stock"; the Class L Common Stock, Class C Common Stock, the Class B Common Stock and the Class A Common Stock are referred to collectively as the "Common Stock"; and each class shall be referred to as a class of Common Stock. As of August 30, 1996, each share of every class and series of capital stock of the Corporation authorized immediately prior to August 30, 1996 was automatically converted into one share of Class A Common Stock of the Corporation.

     The Board of Directors of this Corporation may, at any time, and subject to the provisions in Section 4.5 below, without any vote of the holders of this Corporation's capital stock, issue all or any part of the unissued capital stock of this Corporation from time to time authorized under this Restated Certificate of Incorporation and may determine, subject to any requirements of law, the consideration for which stock is to be issued and the manner of allocating such consideration between capital and surplus.

     The powers, designations, voting rights, preferences and relative, participating, optional or other rights, and the qualifications, limitations and restrictions of each class and series of the Corporation's stock are as follows:

     3.2 Definitions. As used in this Article Fourth, the following terms have the following definitions:

          3.2.1 "Affiliate" shall mean, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such Person, including effective control by virtue of a contractual relationship such as a management agreement or stockholder transfer or designation or similar agreement other than a management or similar agreement which does not, alone or together with related agreements, result in the control of such Person. Notwithstanding the foregoing and for purposes of the definitions of Restricted Action and Class B and C Director Action, no Investor shall be deemed to be an Affiliate of the Corporation and no Person who is an Affiliate of an Investor for reasons unrelated to the Corporation or its Subsidiaries shall be deemed to be an Affiliate of the Corporation.

          3.2.2 "Applicable Price per Share" shall mean, (a) upon a Public Offering, the Public Offering Price, (b) at the time of any Realization Event, a fraction, the numerator of which is the excess, if any, of (i) the aggregate value of all Common Stock of the Corporation over (ii) the aggregate Remaining Class L Minimum Payment Amount with respect to all shares of Class L Common Stock outstanding and the denominator of which is the aggregate number of shares of Common Stock, (c) at any other time after the Public Offering Time, the Public Trading Price, and (d) in connection with any optional conversion of Class L Common Stock pursuant to 4.7.2(b), the Public Trading Price, if at such time the Class A Common Stock is listed on a national securities exchange or traded in the Nasdaq Stock Market, and, if the Class A Common Stock is not so listed or traded, the greater of $3.25 per share and the fair market value of each share of Class A Common Stock as determined in good faith by the Board of Directors of the Corporation.

          3.2.3 "Bain Capital Investor" shall mean Bain Capital Fund V, L.P., Bain Capital Fund V-B, L.P., BCIP Associates, BCIP Trust Associates, L.P. and their Affiliates

          3.2.4 "Board of Directors " shall mean the Board of Directors of the Corporation.

          3.2.5 "Capital Investors" shall mean ABS Capital Partners II, L.P. and its Affiliates and certain individuals associated with ABS Capital Partners II, L.P.

          3.2.6 "Cause" shall mean with respect to any Person (i) any act of fraud, embezzlement or other material dishonesty, (ii) conviction of, or plea of nolo contendere to, any felony or any other crime involving fraud, dishonesty or moral turpitude, or (iii) conduct that causes criminal or material civil liabilities to the Corporation, its Subsidiaries or any of their Affiliates.

          3.2.7 "Class B Conversion Factor" shall mean, at any time as of which it is to be determined, one (1), adjusted as provided in Article 4.6 below.

          3.2.8 "Class B and C Director Action" shall mean any authorization, approval, ratification, consent, commitment, agreement, or other action (whether contingent or otherwise) in respect of or relating to the Corporation or any Subsidiary or Affiliate thereof with respect to or relating to:

                (1) the issuance, reclassification, exchange, redemption, retirement, purchase or acquisition of, rights to subscribe for, securities exchangeable for or convertible into or any agreement providing for the issuance (contingent or otherwise) of, or any call, commitment or claim relating to, capital stock of the Corporation or any Subsidiary or Affiliate thereof or stock appreciation, phantom stock, profit participation or similar rights with respect to the Corporation or any Subsidiary or Affiliate thereof;

                (2) dividends or distributions on or in respect of capital stock of the Corporation or any Subsidiary or Affiliate thereof (including stock dividends or other assets, property or securities), return of any capital to such entity's stockholders as such, recapitalization, or stock split;

                (3) incurrence of Indebtedness of the Corporation or any Subsidiary or incurrence of material Indebtedness by an Affiliate thereof;

                (4) merger, consolidation, amalgamation, liquidation, winding up, dissolution, or sale, transfer, or other action otherwise disposing of or voluntarily parting with the control of (whether in one transaction or a series of transactions) all or substantially all of the property, business or assets of the Corporation or any Subsidiary or Affiliate thereof (other than such merger, consolidation or other action pursuant to which the stockholders of this Corporation or any Subsidiary thereof constitute the stockholders of any surviving corporation directly or indirectly or otherwise retain the same control after such transaction whether by voting or otherwise, over such entity that such stockholders had prior to such transaction);

                (5) any Public Offering or Public Event;

                  (6) the material amendment or modification of any material management agreement between the Corporation, its Subsidiaries and any Affiliate thereof or material physician affiliation agreement or the substitution or replacement of any nominee stockholder under any stockholder designation or similar agreement; and

                  (7) the employment, termination and compensation (including benefits) of the Chief Executive Officer of the Corporation.

     In no event shall any such action in respect of a transaction involving the provision of capital by or sale to any of the Investors or any Affiliate thereof under paragraphs (a)-(e) constitute a Class B and C Director Action. All Class B and C Director Actions shall be taken in compliance with Section 2.8 of the Corporation's bylaws.

          3.2.9   "Class B and C Director Control Event" shall mean:

                  (1) the earlier of (x) the failure of the Corporation to meet 75% of the Corporation's Business Plan for any two consecutive fiscal quarters or (y) the failure of the Corporation to meet 50% of the Corporation's Business Plan for any one fiscal quarter, such Business Plan to be approved by a majority of the Board, which majority shall include a majority of all of the Class B and Class C Directors, voting together as a single class;

                  (2) Jerilyn Asher is no longer employed on a full-time basis as Chief Executive Officer by the Corporation for any reason other than her employment having been terminated without Cause; or

                  (3) the Corporation has not received the prior written consent of the Investors in respect of any Restricted Action as set forth in the Class L Common Stock Purchase Agreement among the Corporation and the parties named therein.

          3.2.10 "Class C Conversion Factor" shall mean at any time as of which it is to be determined as provided in Article 4.7.2(b) below.

          3.2.11  "Class L Base Amount" shall mean $3.25.

          3.2.12 "Class L Conversion Constant" shall mean, at any time as of which it is to be determined, one (1), adjusted as provided in Article 4.6 below.

          3.2.13 "Class L Conversion Factor" shall mean, at any time as of which it is to be determined, the sum of

          (1)     the Class L Conversion Constant

          plus

          (2)     the quotient obtained by dividing

                  (1) the Remaining Class L Minimum Payment Amount by

                  (3)  Applicable Price per share,

          plus

          (iii)   the Class L Adjustment

all determined at such time.

          3.2.14 "Class L Adjustment" shall mean an adjustment to the Class L Conversion Factor immediately prior to the earlier to occur (but only upon the occurrence) of (x) a Realization Event and (y) a Public Offering. In either such event, the Class L Conversion Factor shall be increased by a number equal to, (i) if the Public Offering Price or the amount distributed to the holders of Class L Common Stock in such liquidation (together with all prior distributions with respect to such Class L Common Stock) (the "Class L Value") is equal to or more than $6.75 per share, 0, (ii) if the Class L Value is equal to or less than $3.50 per share, 3.12, and (iii) if the Class L Value is less than $6.75 per share and equal to or greater than $3.50 per share, 0.0096 for each $0.01 that the Class L Value is less than $6.75. The Class L Value shall be adjusted to reflect any stock splits, stock dividends, combinations or similar recapitalizations.

          3.2.15 "Closing Date" shall mean the first date on which the Corporation issues any shares of Class B Common Stock.

          3.2.16 "Distributions" shall mean all distributions made by the Corporation to holders of Common Stock, whether by dividend or otherwise (including but not limited to any distributions made by the Corporation to holders of Common Stock in complete or partial liquidation of the Corporation or upon a sale of all or substantially all of the business or assets of the Corporation and its subsidiaries on consolidated basis); provided, however, that the following shall not be a Distribution: (a) any redemption or repurchase by the Corporation of any shares of Common Stock approved by the Class B and C Directors, voting together as a single class,
     (b) any recapitalization or exchange of any shares of Common Stock, (c) any subdivision or increase in the number of (by stock split, stock dividend or otherwise), or any combination (other than a merger) in any manner of, the outstanding shares of Common Stock, or (d) a merger, share exchange or consolidation after the consummation of which the stockholders of the Corporation immediately prior to such merger, share exchange or consolidation effectively have the power to elect a majority of the board of directors of the surviving corporation or its parent corporation.

          3.2.17 "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

          3.2.18 "Goldman Investors" shall mean GS Capital Partners II, L.P., Goldman, Sachs & Co., Verwaltungs GmbH, GS Capital Partners II Offshore, L.P., Bridge Street Fund 1997, L.P. and Stone Street Fund 1997, L.P. and their Affiliates.

          3.2.19 "Investors" shall mean the Bain Capital Investors, the Capital Investors and the Goldman Investors.

          3.2.20 "Indebtedness" shall mean all (i) indebtedness for borrowed money, (ii) obligations evidenced by notes, bonds, debentures or similar instruments, (iii) obligations for the deferred purchase price of assets or services (other than trade payables or accruals therefor incurred in the ordinary course of business), (iv) capitalized lease obligations, (v) letters of credit, and (vi) in the nature of guarantees of the obligations described in (i) through (v) above.

          3.2.21 "Person" shall mean any individual, partnership, corporation, association, trust, joint venture, unincorporated organization or other entity.

          3.2.22 "Public Event" shall mean any transaction or other event (including, without limitation, a merger with a public company) after or in connection with which shares of capital stock of the Corporation or any of its Subsidiaries or any successor are registered under the Securities Act and listed on a "national securities exchange" as defined in the Exchange Act or the subject of a price quotation through the National Association of Securities Dealers' Automated Quotation System.

          3.2.23 "Public Offering Price" shall mean the price per share received by the Corporation in connection with an underwritten sale of shares of Class A Common Stock to the public at the Public Offering Time net of any expenses incurred and any underwriting commissions and concessions paid or allowed by the Corporation in connection therewith.

          3.2.24 "Public Offering Time" shall mean the time of the initial sale of shares of Class A Common Stock of the Corporation pursuant to an initial underwritten Public

     Offering of such shares registered with the Securities and Exchange Commission and immediately prior to any transfer of beneficial ownership of such shares in such offering.

          3.2.25 "Public Offering" shall mean the closing of an underwritten public offering of the Corporation's capital stock registered under the Securities Act.

          3.2.26 "Public Trading Price" shall mean, as of any date of determination, (a) the average closing price, for the ten most recent trading days, of the Class A Common Stock, regular way, on a national securities exchange as officially reported on the national securities exchange on which Class A Common Stock is then listed or admitted to trading, or (b) if Class A Common Stock is not so listed or admitted to trading on a national securities exchange, but is traded in the Nasdaq Stock Market, the average closing price, for the ten most recent trading days, of the Class A Common Stock or (c) if the Class A Common Stock is not so traded on the Nasdaq Stock Market, the average closing bid price, for the ten most recent trading days, of the Class A Common Stock as shown on a recognized quotation system selected by the Board of Directors in good faith.

          3.2.27 "Qualified Public Offering" shall mean the closing of a Public Offering with (i) the net proceeds of the sale of such Shares by the Corporation and any stockholder of the Corporation to equal or exceed $50,000,000 provided that (A) the Investors shall have sold or shall be permitted to sell fifty percent of the capital stock into which the Class B Common Stock, the Class C Common Stock and Class L Common Stock is convertible and (B) the net proceeds of the sale of such shares or the net proceeds of the sale of such shares which would be permitted to be sold in such offering by (1) the Capital Investors equal or exceed seventy-five percent of the total amount invested in capital stock of the Corporation by the Capital Investors up to $19,500,000, (2) the net proceeds of the sale thereof by the Bain Capital Investors shall equal or exceed seventy-five percent of the total amount invested in capital stock of the Corporation by the Bain Capital Investors up to $17,000,000 and (3) the Goldman Investors equal or exceed seventy-five percent of the total amount invested in capital stock of the Corporation by the Goldman Investors up to $16,500,000 and (ii) subject to a firm commitment underwriting conducted by a nationally recognized underwriter acceptable to a majority of the Class B Directors and Class C Directors, voting together as a single class.

          3.2.28 "Realization Event" shall mean a merger in which the holders of Common Stock of the Corporation prior to the merger own less than a majority of the shares of common stock of the surviving corporation, consolidation, amalgamation, liquidation, winding-up, dissolution or sale, transfer or other action otherwise disposing of or voluntarily parting with control of (whether in one transaction or a series of transactions) all or substantially all of the business, property or assets of the Corporation.

          3.2.29  "Restricted Action" shall mean any of the following:

                (1) A merger, consolidation, amalgamation, liquidation, winding up, dissolution or sale, transfer or other action otherwise disposing of or voluntarily parting with the control of (whether in one transaction or a series of transactions) of all or substantially all of the property, business or assets of the Corporation, its Subsidiaries or any Affiliate thereof other than a merger or consolidation of a Subsidiary with the Corporation or any other Subsidiary of the Corporation provided that, in the case of any such merger or consolidation, the person formed by such merger or consolidation shall be a wholly-owned Subsidiary of the Corporation.

                (2) A sale, lease, transfer or other disposition of or grant or any option or other right to purchase, lease or otherwise acquire all or a material part of the assets of the Corporation, the Subsidiaries and any Affiliates on a consolidated basis (other than pursuant to an agreement in effect on the Closing Time); or

                (3) Any agreement, contract, commitment or understanding with any Person for the acquisition or affiliation entered into by the Corporation or, its Subsidiaries or any Affiliate thereof of any business or assets including, without limitation any management agreement, and the terms of any securities or other consideration to be issued in connection therein or acquired any business or assets other than acquisitions not in excess of $1,000,000 in any 12 month period.

                (4) Any dividends, distributions, repurchase, redemption, retirement, defeasance or similar transaction for capital stock or any warrants, rights or options to acquire such capital stock, now or hereafter outstanding, return any capital to its stockholders as such, make any distribution of assets, capital stock, warrants, rights, options, obligations or securities to its stockholders as such, or issue or sell any capital stock or any warrants, rights or options to acquire such capital stock, or permit the Corporation, its Subsidiaries or any Affiliate thereof to do any of the foregoing.

                (5) Any material change in the nature of its business of this Corporation, its Subsidiaries and Affiliates, taken as a whole on a consolidated basis as described in the principal business plan of the Corporation as carried on at the date hereof and reasonable extensions thereof.

                (6) Any amendment or restatement of organizational documents (including the Certificate of Incorporation) or Bylaws of this Corporation or its Subsidiaries.

                (7) Retain or dismiss the services of the Chief Operating Officer or the Chief Financial Officer of the Corporation;

                (8) Any transaction between (i) the Corporation or its Subsidiaries and any Affiliate thereof and (ii) an officer, director or bolder of more than 5% of the outstanding capital stock of the Corporation which is not on terms comparable to an arms-length transaction.

                (9) The commencement, management, defense, prosecution or settlement of any material action, suit, investigation or proceeding before any court or governmental department, commission, board, agency or instrumentality, domestic or foreign, affecting the Corporation, the Subsidiaries or any Affiliate thereof other than any such action, suit, or proceeding initiated and instituted by the holders of Class B Common Stock, Class C Common Stock or Class L Common Stock against the Corporation.

          3.2.30 "Remaining Class L Minimum Payment Amount" shall mean, with respect to any share of Class L Common Stock at any time the amount that would then be required to be distributed with respect to such share pursuant to Article 4.8 in order for no further Distributions to be payable with respect to such share pursuant to Article 4.8.

          3.2.31 "Subsidiary" shall mean any corporation with respect to which a specified Person (or a Subsidiary thereof) owns a majority of the common stock or has the power to vote or direct the voting of sufficient securities to elect a majority of the directors.


     3.3 Shares Identical. Except as otherwise provided in this Article Fourth, for purposes of this Article Fourth, all shares of Common Stock shall, to the fullest extent permitted by applicable law, be identical in all respects and shall entitle the holders thereof to the same rights, privileges and preferences and shall be subject to the same qualifications, limitations and restrictions. Without limiting the foregoing, except as provided in this Article Fourth, no distribution (whether in cash, securities or otherwise) shall be made in respect of any class of Common Stock unless an equivalent distribution is made with respect to each outstanding share of each class of Common Stock.

     3.4 Stockholder Voting Rights. Subject to the powers, preferences and rights of any class of stock (or any series thereof) having any preference or priority over, or rights superior to, the Common Stock that the Corporation may hereafter become authorized to issue, to the fullest extent permitted by applicable law, except as otherwise provided in this Article Fourth, the holders of the Common Stock shall have and possess all powers and voting and other rights pertaining to the stock of the Corporation. Except as otherwise provided in this Article Fourth or as otherwise required by applicable law, all holders of Common Stock shall vote together as a single class. Notwithstanding anything in this Article Fourth to the contrary, until each holder of Class L Common Stock obtains any requisite approval (whether by direct approval or expiration or termination of any applicable waiting periods) under the Hart-Scott-Rodino Antitrust Improvements Act, as amended (the "HSR Act"), to acquire additional voting securities of the Corporation, Class L Common Stock shall not be entitled to any voting rights. Once the holders of Class L Common Stock who are required to obtain approval under the HSR Act obtain such approval (or the applicable waiting period terminates or expires), the Class L Common Stock shall automatically be entitled to equal voting rights with all other shares of Common Stock.

     3.5 Directors. The number of directors constituting the entire Board of Directors (the "Number of Directors ") shall be thirteen. The directors shall be divided into classes, elected as follows:

                (1) Class A Directors. The holders of record of outstanding shares of Class A Common Stock, voting separately as a single class, shall be entitled to elect two directors of the Corporation (such directors to be designated and referred to herein as the "Class A Directors");

                (2) Class B-1 Directors. The holders of record of outstanding shares of Class B-1 Common Stock, voting separately as a single class, shall be entitled to elect one director of the Corporation (such director to be designated and referred to herein as the "Class B-1 Director");

                (3) Class B-2 Directors. The holders of record of outstanding shares of Class B-2 Common Stock, voting separately as a single class, shall be entitled to elect one director of the Corporation (such director to be designated and referred to herein as the "Class B-2 Director," together with the Class B-1 Director, the "Class B Directors");

                (4) Class C Directors. The holders of record of outstanding shares of Class C Common Stock, voting separately as a single class, shall be entitled to elect two directors of the Corporation (such directors to be designated and referred to herein as the "Class C Directors"); and

                (5) Common Stock Directors. The holders of record of outstanding shares of Common Stock, voting together as a single class, shall be entitled to elect seven directors of the Corporation (such directors to be designated and referred to herein as the "Common Stock Directors").

          3.5.2 In the event that all of the Class B Common and/or all of the Class C Common have converted into Class A Common, the number of directors automatically will be decreased by the total number of Class B Directors and/or Class C Directors, as the case may be.

          3.5.3 Except as otherwise provided in this Article Fourth, each Class A Director, Class B Director, Class C Director and Common Stock Director shall be entitled to one vote on all matters to be voted on by the directors. The directors shall vote together as a single class on all matters to which the Board of Directors shall be entitled to vote.

          3.5.4 Any vacancy in the Board of Directors shall be filled only by the vote of the holders of a majority of the outstanding shares of the class or classes of Common Stock which was entitled to elect the director whose office is vacant. The Board of Directors shall be deemed to be duly constituted notwithstanding one or more vacancies in its membership, whether because of the failure of any class of stockholders to elect the full number of directors to which such class is entitled or otherwise. Any such vacancy shall automatically reduce the Number of Directors pro tanto, until such time as the holders of the class of Common Stock which was entitled to elect the director whose office is vacant shall have exercised their right to elect a director to fill such vacancy, whereupon the Number of Directors shall be automatically increased pro tanto.

          3.5.5 No Class A Director, Class B Director, Class C Director or Common Stock Director may be removed without the consent of the holders of the class or classes of Common Stock entitled to elect such director.

          3.5.6 With respect to each Class B and C Director Action, each Class B Director and Class C Director shall be entitled to five votes.

          3.5.7 Upon the occurrence of any Class B and C Director Control Event and for so long as such Class B and C Director Control Event or any other Class B and C Director Control Event shall continue in effect, each Class B Director and Class C Director shall be entitled to five votes.

     3.6 Stock Splits and Stock Dividends. The Corporation shall not in any manner subdivide or increase (whether by stock split, stock dividend or other similar manner) reclassify or combine in any manner (i) the outstanding shares of Class A Common Stock unless a proportional adjustment is made to the Class B Conversion Factor, the Class C Conversion Factor, the Class L Conversion Constant and the Class L Adjustment or (ii) the outstanding shares of Class B Common, Class C Common or Class L Common unless a proportional adjustment is made to the other classes of Common Stock.

     3.7  Conversion Rights

          3.7.1 Mandatory Conversion

                (1) Class B Common Stock. Upon the earlier to occur of (i) a Qualified Public Offering, and (ii) the date on which the number of outstanding shares of Class B Common Stock equals the lesser of (a) 30% of the total number of shares of Class B Common Stock issued by the Corporation on or prior to such date and (b)(1) 1,200,000, in the event the number of shares of Class B Common Stock issued equals or exceeds 4,000,000 and is less than 8,000,000, and (2) 1,600,000, in the event the number of shares of Class B Common Stock issued equals or exceeds 8,000,000 and is less than 12,000,000, each outstanding share of Class B Common Stock shall automatically convert into the number of shares of Class A Common Stock determined by application of the Class B Conversion Factor. From and after such conversion, such shares of Class B Common Stock shall be retired and shall not be reissued.

                (2) Class C Common Stock. Upon the earlier to occur of (i) a Qualified Public Offering; and (ii) the date on which the total number of outstanding shares of Class C Common Stock is less than 30% of the total number of shares of Class C Common Stock issued by the Corporation on or prior to such date, each outstanding share of Class C Common Stock shall automatically convert into the number of shares of Class A Common Stock determined by application of the Class C
          Conversion Factor.   From and after such conversion, such shares of
          Class C Common Stock shall be retired and shall not be reissued.

                (3) Class L Common Stock. Upon the earlier to occur of (i) a Public Offering; (ii) upon a Realization Event; and (iii) the date on which the total number of outstanding shares of Class L Common Stock is less than 30% of the total number of shares of Class L Common Stock issued by the Corporation on or prior to such date and, in each such case, subject to the affirmative approval of the mandatory conversion thereof by the vote of two-thirds of the Class B and Class C Directors, voting as a single class, each outstanding share of Class L Common Stock shall automatically convert into the number of shares of Class A Common Stock equal to the Class L Conversion Factor; provided, however, that the conversion of shares of Class L Common Stock shall not occur, in the event that the holder thereof is required to obtain approval for such conversion under the HSR Act, until the later to occur of (x) the Public Offering, (y) the Realization Event and (z) the obtaining of such approval (or the applicable waiting periods expiring or terminating) under the HSR Act (in which case, the number of shares of Class A Common Stock issued shall be determined as if the conversion had not been delayed by such HSR Act filing). From and after such conversion, such shares of Class L Common Stock shall be retired and shall not be reissued.

                (4) Other. Upon conversion of all of the Class B Common Stock, the Class C Common Stock and the Class L Common Stock pursuant to this
          Section 4.7, (i) the holders of the Class A Common Stock shall be entitled to elect the entire Number of Directors consisting of the full Board of Directors and each such director shall have one vote on all matters to be voted on by the directors, (ii) the Restated Certificate of Incorporation shall automatically be amended to eliminate the corresponding provisions in Sections 4.2.8, 4.2.9, 4.2.29, 4.5.4, 4.5.5, and 4.5.6 with respect to such class of Common Stock and (iii) upon the filing of a certificate in accordance with
          Section 243 of the General Corporation Law of the State of Delaware, the authorized shares of Class B Common Stock, Class C Common Stock and Class L Common Stock shall be eliminated.

          3.7.2 Optional Conversion

                (1) Class B Common Stock. At the option of any holder of the shares of Class B Common Stock, exercisable at any time, in whole or in part, each outstanding share of Class B Common Stock held by such holder may be converted into the number of shares of Class A Common Stock as determined by application of the Class B Conversion Factor. From and after such optional conversion, such shares of Class B Common Stock shall be retired and shall not be reissued, and upon the conversion of all outstanding shares of Class B Common Stock and upon the filing of a certificate in accordance with Section 243 of the General Corporation Law of the State of Delaware, the authorized shares of Class B Common Stock shall be eliminated.

                (2) Class L Common Stock. At the option of any holder of the shares of Class L Common Stock, exercisable at any time, in whole or in part, each outstanding share of Class L Common Stock held by such holder may be converted into the number of shares of Class A Common Stock equal to the Class L Conversion Factor. From and after such optional conversion, such shares of Class L Common Stock shall be retired and shall not be reissued, and upon the conversion of all outstanding shares of Class L Common Stock and upon the filing of a certificate in accordance with Section 243 of the General Corporation Law of the State of Delaware, the authorized shares of Class L Common Stock shall be eliminated.

                (3) Class C Common Stock. At the option of any holder of the shares of Class C Common Stock, exercisable at any time, in whole or in part, each outstanding share of Class C Common Stock held by such holder may be converted into the number of shares of Class A Common Stock as determined by application of the Class C Conversion Factor. From and after such optional conversion, such shares of Class C Common Stock shall be retired and shall not be reissued, and upon the conversion of all outstanding shares of Class C Common Stock and upon the filing of a certificate in accordance with Section 243 of the General Corporation Law of the State of Delaware, the authorized shares of Class C Common Stock shall be eliminated.

          (1) The conversion factor in effect at any time for the Class C Common Stock (the "Class C Conversion Factor") shall be the quotient obtained by dividing $3.25 by the Class C Conversion Value.

          (2) The Class C Conversion Value shall be $3.25, as adjusted as provided below.

               (1)  Upon Sale of Common Stock.  If the Corporation shall, while
                    -------------------------
                    there are any shares of Class C Common Stock outstanding, issue or sell, or be deemed to issue and sell in accordance with this Section 4.7.2(b)(ii), shares after the date hereof of its Common Stock (other than Excluded Securities (as defined below)) without consideration or at a price per share less than the Class C Conversion Value in effect immediately prior to such issuance or sale, then upon each such issuance or sale such Class C Conversion Value, except as provided in Section 4.7.2(b)(ii), shall be lowered so as to be equal to an amount determined by multiplying the Class C Conversion Value by a fraction: (1) the numerator of which shall be (a) the number of shares of Common Stock outstanding immediately prior to the issuance of such additional shares of Common Stock, plus (b) the number of shares of Common Stock which the net aggregate consideration, if any, received by the Corporation for the total number of such additional shares of Common Stock so issued would purchase at the Class C Conversion Value in effect immediately prior to such issuance, and (2) the denominator of which shall be (a) the number of shares of Common Stock outstanding immediately prior to the issuance of such additional shares of Common Stock, plus (b) the number of such additional shares of Common Stock so issued; provided, however, that no adjustment shall be made pursuant to this Clause A unless the consideration received by the Corporation is less than $2.25 per share.

               (2)  Upon Issuance of Warrants.  Options and Rights to Purchase
                    ----------------------------------------------------------
                    Common Stock.
                    ------------

                    (1) For the purpose of this Section 4.7.2(b)(ii), the issuance of any warrants, options, subscriptions or purchase rights with respect to shares of Common Stock and the issuance of any securities convertible into or exchangeable for shares of Common Stock (or the issuance of any warrants, options or any rights with respect to such convertible or exchangeable securities) shall be deemed an issuance at such time of such Common Stock if the Net Consideration Per Share (as hereinafter determined) which may be received by the Corporation for such Common Stock shall be less than the Class C Conversion Value in effect at the time of such issuance. Any obligation, agreement or undertaking to issue warrants, options, subscriptions or purchase rights at any time in the future shall be deemed to be an issuance at the time such obligation, agreement or undertaking is made or arises. No adjustment of the Class C Conversion Value for the Class C Common Stock shall be made under this Section 4.7.2(b)(ii) upon the issuance of any shares of Common Stock which are issued pursuant to the exercise of any warrants, options, subscriptions or purchase rights or pursuant to the exercise of any conversion or exchange rights in any convertible securities if any adjustment shall previously have been made upon the issuance of any such warrants, options or subscriptions or purchase rights or upon the issuance of any such convertible securities (or upon the issuance of any such warrants, options or any rights therefor) as above.

                         Should the Net Consideration Per Share of any such warrants, options, subscriptions or purchase rights or convertible securities be decreased from time to time then, upon the effectiveness of each such change, the Class C Conversion Value shall be adjusted to such Class C Conversion Value as would have obtained (1) had the adjustments made upon the issuance of such warrants, options, rights or convertible securities been made upon the basis of the actual Net Consideration Per Share of such securities, and (2) had the adjustments made to the Class C Conversion Value since the date of issuance of such securities been made to the Class C Conversion Value as adjusted pursuant to (1) above. Any adjustment of the Class C Conversion Value with respect to this paragraph which relates to warrants, options, subscriptions or purchase rights with respect to shares of Common Stock shall be disregarded if, as, and when all of such warrants, options, subscriptions or purchase rights expire or are canceled without being exercised, so that the Class C Conversion Value effective immediately upon such cancellation or expiration shall be equal to the Class C Conversion Value in effect at the time of the issuance of the expired or canceled warrants, options, subscriptions or purchase rights, with such additional adjustments as would have been made to that Class C Conversion Value had the expired or canceled warrants, options, subscriptions or purchase rights not been issued.

                    (2) For purposes of this paragraph, the "Net Consideration Per Share" which may be received by the Corporation shall be determined as follows: the "Net Consideration Per Share" shall mean the amount equal to the total amount of consideration, if any, received by the Corporation for the issuance of such warrants, options, subscriptions or other purchase rights or convertible or exchangeable securities, plus the minimum amount of consideration, if any, payable to the Corporation upon exercise or conversion thereof, divided by the aggregate number of shares of Common Stock that would be issued if all such warrants, options, subscriptions or other purchase rights or convertible or exchangeable securities were exercised, exchanged or converted and shall be determined in each instance as of the date of issuance of warrants, options, subscriptions or other purchase rights or convertible or exchangeable securities without giving effect to any possible future upward price adjustments or rate adjustments which may be applicable with respect to such warrants, options, subscriptions or other purchase rights or convertible or exchangeable securities.

               (3)  Stock Dividends.  In the event the Corporation shall make or
                    ---------------
                    issue, or shall fix a record date for the determination of holders of any stock of the Corporation other than Common Stock entitled to receive a dividend or other distribution payable in Common Stock or securities of the Corporation convertible into or otherwise exchangeable for the Common Stock of the Corporation, then such Common Stock or other securities issued in payment of such dividend shall be deemed to have been issued without consideration, except for (i) dividends payable in shares of Common Stock payable to holders of Class C Common Stock and to holders of any other class of stock, whether or not paid to holders of any other class of stock, (ii) dividends payable in shares of Class C Common Stock; or (iii) dividends payable in Class L Common Stock to the holders of Class L Common Stock so long as, in the case of (i) and (ii) the holders of any shares of Class L Common Stock shall receive such shares of Common Stock and the shares of Class C Common Stock issued as such dividend and payable with respect to the shares into which the Class C Common are convertible.

               (4)  Consideration Other than Cash.  For purposes of this Section
                    -----------------------------
                    4.7.2(b)(ii), if a part or all of the consideration received by the Corporation in connection with the issuance of shares of the Common Stock or the issuance of any of the securities described in this Section 4.7.2(b)(ii) consists of property other than cash, such consideration shall be deemed to have a fair market value as is reasonably determined in good faith by the Class B and C Directors, voting together as a single class.

               (5)  Exceptions.  This Section 4.7.2(b)(ii) shall not apply: (1)
                    ----------
                    to the issuance of shares of Common Stock, or options exercisable therefor, (subject to equitable adjustment in the event of any stock-split, combination, reclassification or other similar event involving the Common Stock) issued and issuable, to officers, employees and consultants of the Corporation or any Affiliate of the Corporation pursuant to any incentive stock option plan or stock purchase plan approved (both as to such plan and as to any issuance of stock or options thereunder) or any stock option approved by the Board of Directors in accordance with the provisions of this certificate; (2) under any of the circumstances under
                    Section 4.6; (3) to the issuance of shares of Common Stock upon the exchange or exercise of or pursuant to any adjustments provided by any warrants (A) outstanding as of the date hereof or (B) sold to the Investors in connection with the original issuance of shares of Class B Common Stock, Class C Common Stock and/or

                    Class L Common Stock or (4) to the issuance of shares of Class A Common Stock upon the conversion of any shares of Class B Common Stock, Class C Common Stock or Class L Common Stock. The shares issued pursuant to (1) through (4) hereof are collectively referred to herein as the "Excluded Securities."

          3.7.6 Reclassification. If the Common Stock issuable upon the conversion of the Class B Common Stock, Class C Common Stock or Class L Common Stock shall be changed into the same or different number of shares of any class or classes of stock, whether by reclassification or otherwise (other than a subdivision or combination of shares or stock dividend or a reorganization, merger or sale of assets provided for elsewhere in this
     Section 4.7, or Section 4.8.6 (to the extent that such transaction is treated as a liquidation, dissolution or winding up) or the sale of all or substantially all of the Corporation's properties and assets to any other person), then and in each such event the holder of each share of Class B Common Stock, Class C Common Stock or Class L Common Stock shall have the right thereafter to convert such shares into the kind and amount of shares of stock and other securities and property receivable upon such reclassification or other change by holders of the number of shares of Class A Common Stock into which such shares of Class B Common Stock, Class C Common Stock or Class L Common Stock might have been converted immediately prior to such reclassification or change, all subject to further adjustment as provided herein.

          3.7.4 Accountant's Certificate as to Adjustments; Notice by Corporation. In each case of an adjustment or readjustment of the Class C Conversion Value or upon any calculation of the Class L Conversion Factor, the Corporation at its expense will furnish each holder of Class C Common Stock or Class L Common Stock, as the case may be, with a certificate, prepared by independent public accountants of recognized standing, showing such adjustment, readjustment or calculation and stating in detail the facts upon which such adjustment, readjustment or calculation is based.

          3.7.5 Cash in Lieu of Fractional Shares. No fractional shares of Common Stock or scrip representing fractional shares shall be issued upon the conversion of shares of Class B Common Stock, Class C Common Stock or Class L Common Stock. Instead of any fractional share of Common Stock which would otherwise be issuable upon conversion of Class B Common Stock, Class C Common Stock or Class L Common Stock, the Corporation shall pay to the holder of the shares of Class B Common Stock, Class C Common Stock or Class L Common Stock, which were converted, a cash adjustment in respect to such fractional shares in an amount equal to the same fraction of the market price per share of Common Stock (as determined in a reasonable manner prescribed by the Board of Directors), but not less than the applicable conversion factor, at the close of business on the conversion date. The determination as to whether or not any fractional shares are issuable shall be based upon the total number of shares of Class

     B Common Stock, Class C Common Stock or Class L Common Stock being converted at any one time by any holder thereof, not upon each share of Class B Common Stock, Class C Common Stock or Class L Common Stock being converted.

          3.7.6 Reservation of Common Stock; Definitions. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Class A Common Stock, solely for the purpose of effecting the conversion of the shares of Class B Common Stock, Class C Common Stock or Class L Common Stock, such number of its shares of Class A Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Class B Common Stock, Class C Common Stock and Class L Common Stock, and if at any time the number of authorized but unissued shares of Class A Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of Class B Common Stock, Class C Common Stock and Class L Common Stock, the Corporation shall take such corporate action as may be necessary to increase its authorized but unissued shares of Class A Common Stock to such number of shares as shall be sufficient for the purpose.

          3.7.7 Validity of Shares. The Corporation agrees that it will from time to time take all such actions as may be requisite to assure that all shares of Common Stock which may be issued upon conversion of any share of the Class B Common Stock, Class C Common Stock and Class L Common Stock will, upon issuance, be legally and validly issued, fully paid and non-assessable and free from all taxes, liens and charges with respect to the issue thereof; and, without limiting the generality of the foregoing, the Corporation agrees that it will from time to time take all such action as may be requisite to assure that the par value per share, if any, of the Class A Common Stock is at all times equal to or less than the amount paid per share for the Class B Common Stock, Class C Common Stock and Class L Common Stock divided by the number of shares of Class A Common Stock into which each share of Class B Common Stock, Class C Common Stock and Class L Common Stock can, from time to time, be converted.

          3.7.8 Effect of Conversion. Upon conversion of any share of Class B Common Stock, Class C Common Stock or Class L Common Stock, the holder shall surrender the certificate evidencing such share to the Corporation at its principal place of business. Promptly after receipt of such certificate, the Corporation shall issue and send to such holder a new certificate, registered in the name of such holder, evidencing the number of shares of Class A Common Stock into which such share has been converted. From and after the time of conversion of any share of Class B Common Stock, Class C Common Stock or Class L Common Stock, the rights of the holder thereof as such shall cease; the certificate formerly evidencing such share shall, until surrendered and reissued as provided above, evidence the applicable number of shares of Class B Common Stock, Class C Common Stock or Class L Common Stock; and such holder shall be deemed to have become the holder of record of the same number of shares of the Class A Common Stock.

     3.8 Distributions. All Distributions (including on a liquidation, dissolution or winding-up of the Corporation) shall be made to the holders of Common Stock in the following order or priority:

          3.8.1 First, the holders of the shares of Class L Common Stock (other than shares concurrently being converted into Class A Common Stock), as a single and separate class, shall be entitled to receive all Distributions until there has been paid with respect to each such share from amounts then and previously distributed pursuant to this Article 4.8.1 an amount equal to the Class L Base Amount plus an amount sufficient to generate an internal rate of return thereon equal to twelve percent (12%) per annum, compounded annually. Such internal rate of return shall be calculated in accordance with accepted financial practices, treating the Class L Base Amount of each share as having been paid for such share on the date on which such share shall have been originally issued by the Corporation and each Distribution with respect to the Class L Common Stock as having been made on the date it is actually paid by the Corporation.

          3.8.2 Second, if the Distribution is a distribution in liquidation, dissolution or winding up of the Corporation and the holders of Class L Common Stock have received the distribution provided for in Section 4.8.1, the holders of the Class C Common Stock and Class B Common Stock shall be entitled to receive prior and in preference to any distribution of any of the assets of the Corporation to the holders of Class A Common Stock by reason of their ownership of such stock, an amount equal to the sum of (i) the greater of (x) $3.25 per share of Class C Common Stock or $2.50 per share of Class B Common Stock (which amount, in each case, shall be subject to equitable adjustment whenever there shall occur a stock split, combination, reclassification or other similar event involving the Class C Common Stock) and (y) such amount per share of Class C Common Stock and Class B Common Stock which would be payable in such liquidation, dissolution or winding up if all outstanding shares of Class C Common Stock and Class B Common Stock were converted into Class A Common plus (ii) an amount equal to all declared but unpaid dividends thereon, whether or not earned, to and including the date full payment shall be tendered to the holders of Class C Common Stock and Class B Common Stock with respect to such liquidation, dissolution or winding up. If the assets of the Corporation available for distribution shall be insufficient to permit the payment in full to such holders of the Class C Common Stock and Class B Common Stock of the full aforesaid preferential amount, then the entire assets of the Corporation legally available for distribution shall be distributed among the holders of the Class C Common Stock and Class B Common Stock in the same ratio as the aggregate liquidation preference of the outstanding shares of Class C Common Stock and bears to the aggregate liquidation preference of the outstanding shares of Class B Common Stock held by each of them.

          3.8.3 Third, if the Distribution is a distribution in liquidation, dissolution or winding up of the Corporation, after payment has been made to the holders of the Class L Common Stock, Class C Common Stock and Class B Common Stock of the full amounts to which they shall be entitled as aforesaid pursuant to Sections 4.8.1 and 4.8.2, the holders of the Common Stock (including the Class L Common Stock but excluding the Class B Common Stock and Class C Common Stock) shall be entitled to share ratably in the remaining assets, based on the number of shares of Common Stock held by them; provided that for purposes of this Section 4.8.3, each share of Class L Common Stock shall be deemed to have been converted into the number of shares of Class A Common Stock equal to the Class L Conversion Factor.

          3.8.4 Fourth, if the Distribution is not a distribution in liquidation, dissolution or winding up of the Corporation after the full required amount of Distributions have been made pursuant to Article 4.8.1 above, all holders of the shares of Common Stock, as a single class, shall thereafter be entitled to receive all remaining Distributions pro rata based on the number of outstanding shares of Common Stock; provided that for purposes of this Section 4.8.4, each share of Class L Common Stock shall be deemed to have been converted into a number of shares of Class A Common Stock equal to the Class L Conversion Factor.

          3.8.5  All Distributions pursuant to Articles 4.8.1, 4.8.2, 4.8.3 and
     4.8.4 shall be made ratably among the holders of the class or classes of Common Stock in question, based on the number of shares of such class held by such holders.

          3.8.6 A reorganization of the Common Stock, or a consolidation or merger of the Corporation with or into any other corporation or corporations in which the stockholders of the Corporation immediately after the consolidation or merger do not own more than fifty percent (50%) of the outstanding voting power (assuming conversion of all convertible securities and the exercise of all outstanding options and warrants) of the surviving corporation, or a sale of all or substantially all of the assets of the Corporation shall be regarded as a liquidation, dissolution or winding up of the affairs of the Corporation within the meaning of Section 4.8, unless the holders of a majority of the then outstanding shares of Class B Common Stock, Class C Common Stock and Class L Common Stock, voting together as a separate class, elect not to treat any of the foregoing events as a liquidation, dissolution or winding up by giving written notice thereof to the Corporation, at least five (5) business days prior to such event.

     3.9 Prohibition on Distributions Constituting Taxable Events. Notwithstanding anything to the contrary in this Article 4, the Corporation shall not, without the written approval of the holders of more than sixty percent of the shares of Class L Common Stock or, if there is no Class L Common Stock then outstanding, the holders of a majority of the Class L Common

Stock at the time such Common Stock was converted into Class A Common Stock, pay any dividend or make any other distribution on any share of capital stock, or take any other action, so long as any share of Class L Common Stock is outstanding and for three years thereafter, if the effect of such dividend, distribution or action might be to make (a) an increase of the Remaining Class L Minimum Payment Amount, (b) a conversion of the Class L Common Stock into Class A Common Stock or (c) an adjustment of the Class L Conversion Factor a taxable event to the holders of the Class L Common Stock. No amendment to the provisions of this Article 4.9 shall be effective without the prior written consent of the holders of more than sixty percent of the then outstanding shares of Class L Common Stock or, if there in no Class L Common Stock then outstanding, the holders of more than sixty percent of the Class L Common Stock at the time such Common Stock was converted into Class A Common Stock.

     3.10 Preferred Stock. Preferred Stock may be issued from time to time in one or more series, each of such series to have such terms as stated or expressed herein and in the resolution or resolutions providing for the issue of such series adopted by the Board of Directors of the Corporation as hereinafter provided subject to the approval of the Class B and C Directors, voting together as a single class, and compliance with Section 4.9 of this Article Fourth. Any shares of Preferred Stock which may be redeemed, purchased or acquired by the Corporation may be reissued except as otherwise provided by law. Different series of Preferred Stock shall not be construed to constitute different classes of shares for the purposes of voting by classes unless expressly provided.

     Authority is hereby expressly granted to the Board of Directors, subject to the approval of the Class B and C Directors, voting together as a single class, and compliance with Section 4.9 of this Article Fourth, from time to time to issue the Preferred Stock in one or more series, and in connection with the creation of any such series, by resolution or resolutions providing for the issue of the shares thereof, to determine and fix such voting powers, full or limited, or no voting powers, and such designations, preferences and relative participating, optional or other special rights, and qualifications, limitations or restrictions thereof, including without limitation thereof, dividend rights, conversion rights, redemption privileges and liquidation preferences, as shall be stated and expressed in such resolutions, all to the full extent now or hereafter permitted by the General Corporation Law of Delaware. Without limiting the generality of the foregoing, the resolutions providing for issuance of any series of Preferred Stock may provide that such series shall be superior or rank equally or be junior to the Preferred Stock of any other series to the extent permitted by law. Except as otherwise provided in this Certificate of Incorporation, no vote of the holders of the Preferred Stock or Common Stock shall be a prerequisite to the designation or issuance of any shares of any series of the Preferred Stock authorized by and complying with the conditions of this Certificate of Incorporation, the right to have such vote being expressly waived by all present and future holders of the capital stock of the Corporation.

     3.11 Replacement. Upon receipt of an affidavit of the registered owner of one or more shares of any class of Common Stock (or such other evidence as may be reasonably satisfactory to the Corporation) with respect to the ownership and the loss, theft, destruction or mutilation of any certificate evidencing such shares of Common Stock, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Corporation (it being understood that if the holder is an Investor, or any other holder of shares of Common Stock of the Corporation which is an entity regularly engaged in the business of investing in companies and meets such requirements of creditworthiness as may reasonably be imposed by the Corporation in connection with the provisions of this paragraph, its own agreement will be satisfactory), or, in the case of any such mutilation upon surrender of such certificate, the Corporation shall execute and deliver in lieu of such certificate a new certificate of like kind representing the number of shares of such class represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate.

     3.12 Amendment; Waiver. No amendment or waiver of any provision of this Article Fourth shall be effective without the prior written consent of the holders of more than sixty percent of the then outstanding shares of the Class B Common Stock, Class C Common Stock and Class L Common Stock, voting as a single class, and no amendment or waiver of any provision of this Article Fourth which adversely affects the holders of Class A Common Stock or increases the rights of the Class B Common Stock, Class C Common Stock and Class L Common Stock shall be effective without the prior written consent of the holders of a majority of the then outstanding shares of the Class A Common Stock voting as a single class; provided, however, that as stipulated in Section 242(b)(2) of the Delaware General Corporation Law no amendment to any class of Common Stock that alters or changes the powers, preferences or special rights of such class of Common Stock so as to affect them adversely shall be effective without the prior consent of the holders of more than sixty percent of the then outstanding shares of such class of Common Stock.

     FIFTH:     Except to the extent that the General Corporation Law of
Delaware prohibits the elimination or limitation of liability of directors for breaches of fiduciary duty, no director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty as a director, notwithstanding any provision of law imposing such liability. No amendment to or repeal of this provision shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.

     SIXTH:

     3.13  Actions, Suits and Proceedings Other than by or in the Right of the
           -------------------------------------------------------------------
Corporation.  The Corporation shall indemnify each person who was or is a party
-----------
or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation), by reason of the fact that such person is or was, or is or was serving, or has agreed to serve, at the request of the Corporation, as a director, officer or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise (including any employee benefit plan) (all such persons being referred to hereafter as an "Indemnitee"), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys'
fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person or on such person's behalf in connection with such action, suit or proceeding and any appeal therefrom, if such person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its
                                                          ---- ----------
equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person's conduct was unlawful. Notwithstanding anything to the contrary in this Article, except as set forth in Section 6.7 below, the Corporation shall not indemnify an Indemnitee seeking indemnification in connection with a proceeding (or part thereof) initiated by the Indemnitee unless the initiation thereof was approved by the Board of Directors of the Corporation. Notwithstanding anything to the contrary in this Article, the Corporation shall not indemnify an Indemnitee to the extent such Indemnitee is reimbursed from the proceeds of insurance, and in the event the Corporation makes any indemnification payments to an Indemnitee and such Indemnitee is subsequently reimbursed from the proceeds of insurance, such Indemnitee shall promptly refund such indemnification payments to the Corporation to the extent of such insurance reimbursement.

     3.14 Actions or Suits by or in the Right of the Corporation.  The
          ------------------------------------------------------
Corporation shall indemnify any Indemnitee who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was, or has agreed to become, a director or officer of the Corporation, or is or was serving, or has agreed to serve, at the request of the Corporation, as a director, officer or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise (including any employee benefit plan), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys' fees) and, to the extent permitted by law, amounts paid in settlement actually and reasonably incurred by such person or on such person's behalf in connection with such action, suit or proceeding and any appeal therefrom, if such person acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the Corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery of Delaware shall determine upon application that, despite the adjudication of such liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses (including attorneys' fees) which the Court of Chancery of Delaware shall deem proper.

     3.15 Indemnification for Expenses of Successful Party.  Notwithstanding the
          ------------------------------------------------
other provisions of this Article, to the extent that an Indemnitee has been successful, on the merits or otherwise, in defense of any action, suit or proceeding referred to in Sections 6.1 and 6.2 of this Article, or in defense of any claim, issue or matter therein, or on appeal from any such action, suit or proceeding, the Indemnitee shall be indemnified against all expenses (including attorneys' fees) actually and reasonably incurred by the Indemnitee or on the Indemnitee's behalf in connection therewith. Without limiting the foregoing, if any action, suit or proceeding is disposed of, on the merits or otherwise (including a disposition without prejudice), without (i) the disposition being adverse to the Indemnitee, (ii) an adjudication that the Indemnitee was liable to the Corporation, (iii) a plea of guilty or nolo contendere by the Indemnitee,
                                              ---- ----------
(iv) an adjudication that the Indemnitee did not act in good faith and in a manner the Indemnitee reasonably believed to be in or not opposed to the best interests of the Corporation, and (v) with respect to any criminal proceeding, an adjudication that the Indemnitee had reasonable cause to believe the Indemnitee's conduct was unlawful, the Indemnitee shall be considered for the purposes hereof to have been wholly successful with respect thereto.

     3.16 Notification and Defense of Claim.  As a condition precedent to the
          ---------------------------------
right to be indemnified, the Indemnitee must notify the Corporation in writing as soon as practicable of any action, suit, proceeding or investigation involving the Indemnitee for which indemnity will or could be sought. With respect to any action, suit, proceeding or investigation of which the Corporation is so notified, the Corporation will be entitled to participate therein at its own expense and/or to assume the defense thereof at its own expense, with legal counsel reasonably -acceptable to the Indemnitee. After notice from the Corporation to the Indemnitee of its election so to assume such defense, the Corporation shall not be liable to the Indemnitee for any legal or other expenses subsequently incurred by the Indemnitee in connection with such claim, other than as provided below in this Section 6.4. The Indemnitee shall have the right to employ the Indemnitee's own counsel in connection with such claim, but the fees and expenses of such counsel incurred after notice from the Corporation of its assumption of the defense thereof shall be at the expense of the Indemnitee unless (i) the employment of counsel by the Indemnitee has been authorized by the Corporation, (ii) counsel to the Indemnitee shall have reasonably concluded that there may be a conflict of interest or position on any significant issue between the Corporation and the Indemnitee in the conduct of the defense of such action or (iii) the Corporation shall not in fact have employed counsel to assume the defense of such action, in each of which cases the fees and expenses of counsel for the Indemnitee shall be at the expense of the Corporation, except as otherwise expressly provided by this Article. The Corporation shall not be entitled, without the consent of the Indemnitee, to assume the defense of any claim brought by or in the right of the Corporation or as to which counsel for the Indemnitee shall have reasonably made the conclusion provided for in clause (ii) above.

     3.17 Advance of Expenses.  Subject to the provisions of Section 6.6 below,
          -------------------
in the event that the Corporation does not assume the defense pursuant to
Section 6.4 of this Article of any
action, suit, proceeding or investigation of which the Corporation receives notice under this Article, any expenses (including attorneys' fees) incurred by an Indemnitee in defending a civil or criminal action, suit, proceeding or investigation or any appeal therefrom shall be paid by the Corporation in advance of the final disposition of such matter; provided, however, that the payment of such expenses incurred by an Indemnitee in advance of the final
--------  -------
disposition of such matter shall be made only upon receipt of an undertaking by or on behalf of the Indemnitee to repay all amounts so advanced in the event that it shall ultimately be determined that the Indemnitee is not entitled to be indemnified by the Corporation as authorized in this Article. Such undertaking shall be accepted without reference to the financial ability of the Indemnitee to make such repayment.

     3.18 Procedure for Indemnification.  In order to obtain indemnification or
          -----------------------------
advancement of expenses pursuant to Section 6.1, 6.2, 6.3 or 6.5 of this Article, the Indemnitee shall submit to the Corporation a written request, including in such request such documentation and information as is reasonably available to the Indemnitee and is reasonably necessary to determine whether and to what extent the Indemnitee is entitled to indemnification or advancement OF expenses. Any such indemnification or advancement of expenses shall be made promptly, and in any event within 60 days after receipt by the Corporation of the written request of the Indemnitee, unless with respect to requests under
Section 6.1, 6.2 or 6.5 the Corporation determines within such 60-day period that the Indemnitee did not meet the applicable standard of conduct set forth in
Section 1 or 2, as the case may be. Such determination shall be made in each instance by (a) a majority vote of the directors of the Corporation consisting of persons who are not at that time parties to the action, suit or proceeding in question ("disinterested directors"), whether or not a quorum, (b)a majority vote of a quorum of the outstanding shares of stock of all classes entitled to vote for directors, voting as a single class, which quorum shall consist of stockholders who are not at that time parties to the action, suit or proceeding in question, (c) independent legal counsel (who competent jurisdiction.

     3.19 Remedies.  The right to indemnification or advances as granted by this
          --------
Article shall be enforceable by the Indemnitee in any court of competent jurisdiction if the Corporation denies such request, in whole or in part, or if no disposition thereof is made within the 60-day period referred to above in
Section 6.6. Unless otherwise required by law, the burden of proving that the Indemnitee is not entitled to indemnification or advancement of expenses under this Article shall be on the Corporation. Neither the failure of the Corporation to have made a determination prior to the commencement of such action that indemnification is proper in the circumstances because the Indemnitee has met the applicable standard of conduct, nor an actual determination by the Corporation pursuant to Section 6.6 that the Indemnitee has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the Indemnitee has not met the applicable standard of conduct. The Indemnitee's expenses (including attorneys' fees) incurred in connection with successfully establishing the Indemnitee's right to indemnification, in whole or in part, in any such proceeding shall also be indemnified by the Corporation.

     3.20 Subsequent Amendment.  No amendment, termination or repeal of this
          --------------------
Article or of the relevant provisions of the General Corporation Law of Delaware or any other applicable laws shall affect or diminish in any way the rights of any Indemnitee to indemnification under the provisions hereof with respect to any action, suit, proceeding or investigation arising out of or relating to any actions, transactions or facts occurring prior to the final adoption of such amendment, termination or repeal.

     3.21 Other Rights.  The indemnification and advancement of expenses
          ------------
provided by this Article shall not be deemed exclusive of any other rights to which an Indemnitee seeking indemnification or advancement of expenses may be entitled under any law (common or statutory), agreement or vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in any other capacity while holding office for the Corporation, and shall continue as to an Indemnitee who has ceased to be a director or officer, and shall inure to the benefit of the estate, heirs, executors and administrators of the Indemnitee. Nothing contained in this Article shall be deemed to prohibit, and the Corporation is specifically authorized to enter into, agreements with officers and directors providing indemnification rights and procedures different from those set forth in this Article. In addition, the Corporation may, to the extent authorized from time to time by its Board of Directors, grant indemnification rights to other employees or agents of the -Corporation or other persons serving the Corporation and such rights may be equivalent to, or greater or less than, those set forth in this Article.

     3.22 Partial Indemnification.  If an Indemnitee is entitled under any
          -----------------------
provision of this Article to indemnification by the Corporation for some or a portion of the expenses (including attorneys' fees), judgments, fines or amounts paid in settlement actually and reasonably incurred by such person or on such person's behalf in connection with any action, suit, proceeding or investigation and any appeal therefrom but not, however, for the total amount thereof, the Corporation shall nevertheless indemnify the Indemnitee for the portion of such expenses (including attorneys' fees), judgments, fines or amounts paid in settlement to which the Indemnitee is entitled.

     3.23 Insurance.  The Corporation may purchase and maintain insurance, at
          ---------
its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise (including any employee benefit plan) against any expense, liability or loss incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the General Corporation Law of Delaware.

     3.24 Merger or Consolidation.  If the Corporation is merged into or
          -----------------------
consolidated with another corporation and the Corporation is not the surviving corporation, the surviving corporation shall assume the obligations of the Corporation under this Article with respect to any action, suit, proceeding or investigation arising out of or relating to any actions, transactions or facts occurring prior to the date of such merger or consolidation.

     3.25 Savings Clause.  If this Article or any portion hereof shall be
          --------------
invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each Indemnitee as to any expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with any action, suit, proceeding or investigation, whether civil, criminal or administrative, including an action by or in the right OF the portion OF this Article that shall Corporation, to the fullest extent permitted by any applicable not have been invalidated and to the fullest extent permitted by applicable law.

     3.26 Definitions.  Terms used herein and defined in Section 145(h) and
          -----------
Section 145(i) of the General Corporation Law of Delaware shall have the respective meanings assigned to such terms in such Section 145(h) and Section 145(i).

     3.27 Subsequent Legislation.  If the General Corporation Law of Delaware is
          ----------------------
amended after adoption of this Article to expand further the indemnification permitted to Indemnitees, then the Corporation shall indemnify such persons to the fullest extent permitted by the General Corporation Law of Delaware, as so amended.

     SEVENTH:   The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute and this Certificate of Incorporation, and all rights conferred upon stockholders herein are granted subject to this reservation.

     IN WITNESS WHEREOF, the Corporation has caused its corporate seal to be affixed hereto and this Restated Certificate of Incorporation to be signed by its President and attested by its Secretary this 9th day of July, 1998.


                                        PHYSICIANS QUALITY CARE, INC.



                                        By:________________________________



                                        ATTEST:







                                        [Corporate Seal]